Exhibit 10.11

SKILLZ INC. 2020 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

THIS STOCK OPTION AWARD AGREEMENT (this “Agreement”) is made effective as of [●], 20[●] (the “Grant Date”) by and between Skillz Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”), pursuant to the Skillz Inc. 2020 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, the Company has adopted the Plan in order to grant Awards from time to time to certain key Employees, Directors and Consultants of the Company and its Subsidiaries or Affiliates; and

WHEREAS, the Participant is an Eligible Recipient as contemplated by the Plan, and the Committee has determined that it is in the interest of the Company to make this grant to the Participant.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1.                 Shares Subject to Option; Exercise Price.

(a)                Shares Subject to Option. The Company shall grant to the Participant, effective as of the Grant Date, an option to purchase [●] Shares from the Company, which shall become exercisable, if at all, as provided below in Section 2(a) (the “Option”). This Option relates to the [Class A Common Stock] [Class B Common Stock] of the Company.

(b)               Exercise Price. The Option shall have an Exercise Price of $[●] per Share, which is not less than the Fair Market Value per Share on the Grant Date.

(c)                Option Subject to Plan. By signing this Agreement, the Participant acknowledges that he or she has been provided a copy of the Plan and has had the opportunity to review such Plan and agrees to be bound by all the terms and provisions of the Plan.

(d)               Character of Option. The Option granted hereunder is not intended to be an “incentive stock option” within the meaning of Code Section 422.

2.                 Vesting and Exercisability; Expiration.

(a)               Vesting and Exercisability. The Option shall vest and become exercisable as described below, subject to the Participant’s continuous service with the Company or a Subsidiary or Affiliate thereof, as applicable, whether as an Employee, Director, or Consultant (“Service”), from the Grant Date through the applicable vesting date; provided, that notwithstanding anything herein to the contrary, no portion of the Option shall become exercisable prior to the date on which a registration statement on Form S-8 with respect to the Shares has been filed. For the avoidance of doubt, if the Participant incurs a change in status from an Employee to a Director of the Company or an Affiliate before the Option has vested, such change in status alone shall not constitute a termination of Service for purposes of this Option:

(i)              One-third (1/3) of the Option shall vest and become exercisable as of the date, following the Grant Date, that the VWAP (as defined below) of the Shares equals or exceeds 3.0x the VWAP of the Shares as of the closing date of the proposed business combination transaction by and between Flying Eagle Acquisition Corp. and Skillz Inc. (the “Transaction Closing Date”).

(ii)             One-third (1/3) of the Option shall vest and become exercisable as of the date, following the Grant Date, that the VWAP of the Shares equals or exceeds 4.0x the VWAP of the Shares as of the Transaction Closing Date.

(iii)            One-third (1/3) of the Option shall vest and become exercisable as of the date, following the Grant Date, that the VWAP of the Shares equals or exceeds 5.0x the VWAP of the Shares as of the Transaction Closing Date.

(iv)           For purposes of this Agreement, “VWAP” means the volume-weighted average price of the Shares on the New York Stock Exchange for the ten (10) trading days ending on the applicable measurement date.

(b)               Normal Expiration Date. Unless the Option earlier terminates in accordance with Sections 2 or 4, the Option shall terminate on the tenth anniversary of the Grant Date (the “Normal Expiration Date”). Once a portion of the Option has become exercisable pursuant to this Section 2, such portion of the Option may be exercised, subject to the provisions hereof, at any time and from time to time until the Normal Expiration Date. Notwithstanding anything herein to the contrary, the performance conditions set forth in Section 2(a) must be satisfied, if at all, prior to the Normal Expiration Date (or if earlier, the Participant’s termination of Service) for the Options to vest and become exercisable.

3.                 Exercise of Option. In order to exercise the Option, the Participant shall submit to the Secretary of the Company an instrument in writing specifying the number of Shares in respect of which the Option is being exercised, accompanied by payment of the Exercise Price of the Shares in respect of which the Option is being exercised, in a manner acceptable to the Administrator (including, without limitation, (i) in cash or cash equivalents, (ii) in unrestricted Shares already owned by the Participant, valued at the Fair Market Value on the date of exercise, or (iii) by net exercise or broker’s cashless exercise procedure, or any other procedures approved by the Committee from time to time). Shares shall then be issued by the Company and a Share certificate delivered to the Participant (or, if the Shares are not certificated, the Participant’s name as record owner of the Shares shall be reflected in the books and records of the Company); provided, however, that the Company shall not be obligated to issue any Shares hereunder if the issuance of such Shares would violate the provisions of any applicable law.

4.                 Termination of Service; Breach of Restrictive Covenants.

(a)               Any Termination. In the event that the Participant’s Service terminates for any reason, any portion of the Option held by the Participant that is not then vested and exercisable shall terminate and be cancelled immediately upon such termination of Service.

(b)               Termination due to Death or Disability. In the event that the Participant’s Service terminates by reason of the Participant’s death or Disability, any then-vested portion of the Option may be exercised by the Participant or the Participant’s beneficiary as designated in accordance with Section 7, or if no such beneficiary is named, by the Participant’s estate, at any time prior to one (1) year following the Participant’s termination of Service or the Normal Expiration Date of the Option, whichever period is shorter. The Option shall terminate immediately thereafter.

(c)               Termination for Cause; Breach of Restrictive Covenants. In the event that (i) the Participant’s Service terminates for Cause or (ii) the Participant breaches any written restrictive covenant agreement with the Company or a Subsidiary or Affiliate thereof (whether prior to or after the termination of the Participant’s Service), the entire Option held by the Participant, whether or not then vested and exercisable, shall terminate and be cancelled immediately upon such termination of Service.

(d)               Other Termination of Service. In the event that the Participant’s Service terminates for any reason other than (i) death or Disability, or (ii) for Cause, any then-vested portion of the Option may be exercised by the Participant at any time prior to the ninetieth (90th) day following the Participant’s termination of Service (or, in the event that the Participant dies or becomes Disabled after the termination of Service, but within the period during which the Option would otherwise be exercisable hereunder, such ninety (90) day period shall be extended to the date that is one (1) year after such termination) or the Normal Expiration Date of the Option, whichever period is shorter. The Option shall terminate immediately thereafter.

5.                 Tax Withholding. Whenever Shares are to be issued pursuant to the exercise of any portion of the Option or any cash payment is to be made hereunder, the Company or any Affiliate thereof shall, in accordance with Section 16 of the Plan, have the power to withhold, or require the Participant to remit to the Company or such Affiliate thereof, an amount sufficient to satisfy federal, state, and local withholding tax requirements, both domestic and foreign, relating to such transaction, and the Company or such Affiliate thereof may defer payment of cash or issuance of Shares until such requirements are satisfied; provided, however, that such amount may not exceed the maximum statutory withholding rate. The Participant shall be entitled to satisfy the amount of any such required tax withholding by having the Company withhold from the Shares otherwise issuable upon exercise of the Option a number of Shares having a Fair Market Value equal to the amount of such required tax withholdings.

6.                 Nontransferability of Awards. The Option granted hereunder may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, on such terms and conditions as the Committee shall establish, to a permitted transferee. All rights with respect to the Option granted to the Participant hereunder shall be exercisable during his or her lifetime only by such Participant or, if permitted by the Committee, a permitted transferee. Following the Participant’s death, all rights with respect to the Option that were exercisable at the time of the Participant’s death and have not terminated shall be exercised by his or her designated beneficiary, his or her estate or, if designated by the Committee, a permitted transferee.

7.                 Beneficiary Designation. The Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his or her death. Each designation will revoke all prior designations by the Participant, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.

8.                 Adjustments. The Shares subject to the Option may be adjusted in any manner as contemplated by Section 5 of the Plan.

9.                 Requirements of Law. The issuance of Shares pursuant to the Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Shares shall be issued upon exercise of any portion of the Option granted hereunder, if such exercise would result in a violation of applicable law, including the U.S. federal securities laws and any applicable state or foreign securities laws.

10.              No Guarantee of Continued Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate thereof to terminate the Participant’s Service at any time or confer upon the Participant any right to continued Service.

11.               No Rights as Stockholder. The Participant will not have any of the rights of a stockholder with respect to any Shares unless and until the Company has issued or transferred such Shares to the Participant after the exercise of the Option. As a condition to the Company’s obligation to issue or transfer Shares to the Participant after the exercise of the Option, the Participant shall have paid in full for the Shares as to which he or she exercised the Option.

12.               Interpretation; Construction. Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

13.               Miscellaneous.

(a)                Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, mailed, certified or registered mail with postage prepaid, sent by next-day or overnight mail or delivery, or sent by fax, as follows:

(i)               If to the Company:

Skillz Inc.

321 NW Glisan Street, Suite 510

Portland, OR 97209-4073

Attention: Equity@Skillz.com

(ii)              If to the Participant, to the Participant’s last known home address,

or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

(b)               Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c)                No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.

(d)               Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(e)               Entire Agreement; Amendment. This Agreement, together with the Plan, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter (provided, that this Agreement shall not supersede any written employment agreement or other written agreement between the Company and the Participant, including, but not limited to, any written restrictive covenant agreements). This Agreement may be amended as provided in the Plan.

(f)                Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

(g)               Code Section 409A Compliance. This Option is intended to be exempt from the requirements of Code Section 409A and this Agreement shall be interpreted accordingly. Notwithstanding any provision of this Agreement, to the extent that the Committee determines that any portion of the Option granted under this Agreement is subject to Code Section 409A and fails to comply with the requirements of Code Section 409A, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Committee reserves the right to amend, restructure, terminate or replace such portion of the Option in order to cause such portion of the Option to either not be subject to Code Section 409A or to comply with the applicable provisions of such section.

(h)               Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

(i)                 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(j)                 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

(k)               Erroneously Awarded Compensation. Notwithstanding any provision in the Plan or in this Agreement to the contrary, this Award shall be subject to any compensation recovery and/or recoupment policy that may be adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices.

[Signature Page Follows]

       IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first above written.

SKILLZ INC.

By:

Name:

Title:

PARTICIPANT

Name:

[Signature Page to Stock Option Award Agreement]